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
                                              Exhibit 11
                            Statement re Computation of Per Share Earnings

                                   CAVALIER HOMES, INC. AND SUBSIDIARIES
                             COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                              (dollars in thousands except per share amounts)

                                                            For the Year Ended December 31,
                                             --------------------------------------------------------------
                                                    2000                  1999                  1998
                                             ------------------    ------------------   -------------------

 BASIC & DILUTED
      Net income (loss)                   $            (33,468) $              2,150  $             18,655
                                             ==================    ==================   ===================

 SHARES:

   Weighted average common shares
      outstanding (basic)                           17,799,505            18,125,763            19,904,746

   Dilutive effect of stock options
     and warrants                                                             78,267               239,049
                                             ------------------    ------------------   -------------------

   Weighted average common shares
     outstanding, assuming dilution                17,799,505            18,204,030            20,143,795
     (diluted)                               ==================    ==================   ===================




 Basic net income (loss) per share        $              (1.88) $               0.12  $               0.94
                                             ==================    ==================   ===================

 Diluted net income (loss) per share      $              (1.88) $               0.12  $               0.93
                                             ==================    ==================   ===================
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